Exhibit 10.17

EXECUTION VERSION

THIS REVOLVING NOTE AMENDS AND RESTATES THAT CERTAIN REVOLVING NOTE DATED AUGUST 7, 2015

REVOLVING NOTE

New York, New York
30,000,00.00	March 29, 2017

FOR VALUE RECEIVED, Voltari Corporation (together with its successors and assigns, the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to, or to the order of, Koala Holding LP (together with its successors and assigns, the “Lender”), on the terms hereinafter set forth, the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00), or such greater or lesser amount as is outstanding from time to time as set forth on Schedule 1 hereto, together with interest thereon for such periods, on such dates and at such rates as set forth in this Revolving Note (this “Note”).
1.Interest. The principal amount of each borrowing under this Note outstanding from time to time as set forth on Schedule 1 hereto (each, a “Borrowing”) shall bear interest at a rate equal to the LIBOR Rate (defined below) plus 200 basis points, per annum, subject to a maximum rate of interest of 3.75%, which simple interest shall accrue daily and be computed on the basis of the actual number of days elapsed over a 360-day year. Such interest shall commence to accrue on the date each Borrowing is made and shall be due and paid in arrears on the Maturity Date or the Extended Maturity Date, as the case may be (each as defined below) or such earlier date as principal, interest, and/or other amounts shall become due and payable pursuant to the terms hereof (provided that if any such day is not a Business Day (as hereinafter defined), such payment shall be made on the immediately following Business Day with no additional interest accruing thereon, if so made). To the extent any payment of interest is made prior to 12:00 noon (New York City time) on the date of such payment, no interest shall accrue on such date with respect to such payment. To the extent any payment of interest is made after 12:00 noon (New York City time) on the date of such payment, interest shall accrue and be payable on such date with respect to such payment.
Notwithstanding the foregoing, during any period in which an Event of Default (as defined below in Section 9) exists, the principal amount of each Borrowing outstanding under this Note shall bear interest at a rate equal to the greater of (x) the LIBOR Rate plus 300 basis points, per annum and (y) 4.5%, per annum (such rate, the “Default Rate”), which simple interest shall be computed on the basis of the actual number of days elapsed over a 360-day year. Any amounts payable hereunder that are not paid when due (whether principal, interest, or other amounts) shall, to the fullest extent permitted by applicable law, also bear interest at the Default Rate. Anything contained in this Note or any other related document to the contrary notwithstanding, the Lender does not intend to charge, and the Borrower shall not be required to pay, whether under this Note or any other related document, any amount of interest that would be deemed usurious, or is otherwise in excess of the maximum amount permitted under applicable law, and the Lender shall, at the Lender’s discretion, either return any such excess amount or same shall be credited against the principal or other amounts due hereunder.
As used in this Note, the term “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.
As used in this Note, the term “LIBOR Rate” means, with respect to any Borrowing under this Note, the rate appearing on Bloomberg’s British Banker’s Association rate page (or on any successor or substitute page) at approximately 11:00 a.m., London time, one Business Day prior to the disbursement of funds in respect of such Borrowing, as the rate for U.S. dollar deposits for a period equal to six (6) months. In the event that such rate is not available on such page at such time for any reason, then the “LIBOR Rate” with respect to such Borrowing under this Note shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to U.S. dollar deposits in the London interbank market, as reasonably determined by the Lender.
2.    Maturity Date. The outstanding principal amount under this Note, together with all then accrued but unpaid interest thereon, and any other amounts then due and payable hereunder, shall be due and paid by the Borrower on the earliest of (i) December 31, 2020, (ii) the date on which any financing transaction, whether for debt or equity, is consummated by the Borrower with net proceeds in an amount equal to or greater than $30,000,000, and (iii) a date selected by the Borrower that is prior to December 31, 2020, provided such date is contained in a written notice delivered to the Lender at least two Business Days prior to such earlier date (the earliest of such dates, the “Maturity Date”). Except as provided in Section 3 below, no further Borrowings shall be permitted after the Maturity Date.
3.    Extension of Maturity Date.
(a)The Borrower may, by written notice to the Lender not more than 60 days and not less than 30 days prior to the Maturity Date, request that the Lender extend the Maturity Date until December 31, 2022 (the “Extended Maturity Date”).
(b)    The Lender, in its sole discretion, shall, by written notice to the Borrower given on or before the date that is 20 days prior to the current Maturity Date (the “Consent Date”), advise the Borrower whether the Lender agrees to such Extended Maturity Date. If the Lender fails to provide written notice of consent by the Consent Date, the current Maturity Date shall remain in effect.
(c)    If the Lender consents to the Extended Maturity Date by the Consent Date, then the Commitment (or Increased Commitment, as such terms are defined below) shall remain effective until, and all Borrowings outstanding hereunder shall be due and payable, along with accrued interest and any fees and expenses on, the Extended Maturity Date.
4.    Commitment; Requests for Borrowing. From time to time following the date hereof through the Maturity Date, or Extended Maturity Date, as the case may be, the Borrower may make one or more written requests to borrow from the Lender principal amounts under this Note up to a maximum amount not to exceed, together with the principal amount of all Borrowings then outstanding under this Note, THIRTY MILLION DOLLARS ($30,000,000.00) in the aggregate (the “Commitment”). Such Borrowings shall be in increments of $500,000 each, or whole multiples of $500,000 in excess thereof, (or if the then aggregate amount available for borrowing under this Note is less than $500,000, such aggregate lesser amount). Within two (2) Business Days following the Lender’s receipt of any such borrowing request, the Lender shall arrange to lend and disburse such monies to the Borrower so long as, and to the extent, the aggregate principal amount of all Borrowings outstanding under this Note, after giving effect to such Borrowing, does not exceed the Commitment.
Simultaneously with the making of any Borrowing or the repayment of any Borrowing (as provided below in Section 6) hereunder, the Lender shall update Schedule 1 hereto accurately to reflect any amounts so borrowed or repaid and the aggregate principal amount of all Borrowings outstanding under this Note after giving effect thereto and, upon approval thereof by the Borrower, the Lender and the Borrower shall each affix the initials of their respective authorized representatives to such updated Schedule 1, which shall thereafter constitute prima facie evidence of the aggregate principal amount of all Borrowings outstanding hereunder.
Disbursement of any monies by the Lender in connection with the making of a Borrowing hereunder shall be made to the Borrower by wire transfer of immediately available funds in accordance with the instructions that the Borrower specifies to the Lender in the applicable written request. The net proceeds from any Borrowings in excess of $10,000,000 shall be used for the acquisition, improvement, development, modification, alteration, repair, maintenance, financing or leasing of real property, including any fees and expenses associated with such activities.
5.    Increase in Commitment.
(a)    Notwithstanding anything to the contrary contained in Section 4, the Borrower may, by written notice to the Lender at any time and from time to time prior to the Maturity Date or Extended Maturity Date, as the case may be, request that the Commitment be increased by an amount specified in such notice (the “Increased Commitment”); provided that in no event shall the aggregate amount of all Borrowings plus availability of the aggregate Increased Commitment exceed $80,000,000.
(b)    The Increased Commitment shall be available to the Borrower upon the (i) notation by the Lender on Schedule 1 attached hereto of such Increased Commitment and (ii) initialing of such Schedule 1 by the Borrower in the column marked “Current Commitment (including any Increased Commitment”). The Lender shall have no obligation to provide any such increase and may refuse to provide such increase in its absolute and sole discretion.
6.    Repayments and Reborrowings. The Borrower may repay all or any portion of the Borrowings outstanding under this Note at any time without premium or penalty; provided that any partial repayment hereunder shall be in increments of $1,000,000 each, or whole multiples of $1,000,000 in excess thereof (or if the then aggregate amount outstanding under this Note is less than $1,000,000, such lesser aggregate amount). All payments made on this Note shall be made to the Lender by wire transfer of immediately available funds in accordance with the instructions that the Lender may specify to the Borrower in writing from time to time. All payments to the Lender received from the Borrower hereunder shall be applied first, to the payment of any Expenses (defined below in Section 12) owed to the Lender that are then due and payable pursuant to the terms of this Note, second, to the payment of any accrued interest that is then due and payable pursuant to the terms of this Note, and third, to reduce the principal balance of all then-outstanding Borrowings hereunder. Any payments of Expenses, principal or interest shall be made in U.S. dollars and in immediately available funds and without deduction or reduction of any kind (whether for set-off, recoupment or otherwise).
The amounts available under the Commitment (or Increased Commitment, as the case may be), shall increase and decrease directly in proportion to repayments and reborrowings of Borrowings, respectively, from time to time.
Simultaneously with any repayment and/or reborrowing hereunder, the Lender shall update Schedule 1 hereto accurately to reflect (i) the Commitment or Increased Commitment; (ii) any amounts to be so repaid and/or reborrowed; and (iii) the aggregate principal amount of Borrowings outstanding under this Note after giving effect thereto and, upon approval thereof by the Borrower, the Lender and the Borrower shall each affix the initials of their respective authorized representatives to such updated Schedule 1, which shall thereafter constitute prima facie evidence of the aggregate principal amount of all Borrowings outstanding hereunder.
7.    Security Interest. As collateral security for the payment and performance in full of any and all amounts owing from time to time by the Borrower to the Lender under or in connection with this Note (the “Secured Obligations”), the Borrower hereby pledges, assigns and grants to the Lender, a Lien on and security interest in and to all of the right, title and interest of the Borrower in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”): (a) the Borrower’s limited liability company interest (the “Interest”) in Voltari Real Estate Holding LLC (the “LLC”); and (b) all proceeds and products of the foregoing, all books and records at any time evidencing or relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the foregoing. The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code (“UCC”) of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral without the signature of the Borrower where permitted by law. The Borrower agrees to provide all necessary information related to such filings to the Lender promptly upon request by the Lender. The Borrower shall take such further actions, and execute and/or deliver to the Lender such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Lender may in its judgment deem necessary or appropriate in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Lender hereunder, and enable the Lender to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form satisfactory to the Lender and in such offices wherever required by law to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Lender hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, the Borrower shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Lender from time to time upon request by the Lender such lists, schedules, descriptions and designations of the Pledged Collateral, statements, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Lender shall reasonably request. If an Event of Default has occurred and is continuing, the Lender may institute and maintain, in its own name or in the name of the Borrower, such suits and proceedings as the Lender may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Borrower.
8.    Representations, Warranties and Covenants. The Borrower hereby represents, warrants and covenants to the Lender that: (a) this Note when executed and delivered by the Borrower shall constitute a valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors; (b) the Borrower is not in violation or default of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound, except where such violation or default would not reasonably be expected to have a material adverse effect on (x) the ability of the Borrower to perform its obligations hereunder or (y) the validity or enforceability of this Note; (c) the execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated hereby, will not result in any such violation or default or an event that results in the creation of any Lien upon any assets of the Borrower (other than the Liens in favor of the Lender created under this Note); (d) there are no issued or outstanding equity interests of the LLC other than the Interest and the Borrower shall not cause or permit the LLC to issue or sell any equity interests other than the Interest; and (e) the Interest is free of all Liens (other than the Liens in favor of the Lender created under this Note) and the Borrower shall not cause or permit the incurrence of any Liens on or with respect to the Interest (other than the Liens in favor the Lender created under this Note). The term “Lien”, as used in this Note, means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
9.    Events of Default. This Note shall become immediately due and payable and the availability under the Commitment (or Increased Commitment) shall terminate immediately upon the occurrence of any Event of Default, whereupon the unpaid principal of all Borrowings under this Note and all accrued and unpaid interest, accrued Expenses and any other amounts owed hereunder shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. For purposes of this Note, the occurrence of any of the following shall constitute an “Event of Default” under this Note:
(a)    any failure by the Borrower to pay to the Lender on the Maturity Date or Extended Maturity Date, as the case may be, an amount equal to the then outstanding aggregate principal amount of this Note together with all accrued but unpaid interest thereon (and any other amounts owed hereunder);
(b)    any failure by the Borrower to pay to the Lender on or before the applicable due date thereof (as provided by this Note), any interest payment, Expenses, or any other payment as and when due hereunder, which failure remains uncured for a period of ten (10) Business Days following the applicable due date thereof; or
(c)    any material breach by the Borrower of any other terms or provisions of this Note, which breach remains uncured for a period of ten (10) Business Days following (x) the date on which the Lender apprises the Borrower in writing of the existence of such breach or (y) the date on which the Borrower otherwise becomes aware of the existence of such breach.
10.    Assignment; Transfers; Successors. This Note may not be transferred, assigned, pledged or encumbered, in whole or in part, by the Borrower and the Borrower may not assign any rights or delegate any of its obligations under this Note, in each case without the prior written consent of the Lender. This Note, together with all Borrowings, and any other amounts in respect of interest and Expenses may, with reasonable prior written notice to the Borrower, be transferred, assigned, pledged or encumbered, in whole or in part, by the Lender without the prior written consent of the Borrower. Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Borrower and the Lender. There are no third party beneficiaries of this Note.
11.    Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of each of the Borrower and the Lender. No failure or delay by the Lender to insist upon the strict performance of any term or condition of this Note, or to exercise any right or remedy consequent upon a breach thereof, shall constitute, or be deemed to constitute, a waiver of any such term or condition or of any such breach, or preclude the Lender from exercising any such right or remedy at any later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to have waived the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to modify, waive or release any provision of this Note.
12.    Costs and Expenses; Indemnity. The Borrower hereby agrees to pay all of the Lender’s costs of collection or attempting to collect the same and any other enforcement of this Note, including without limitation, reasonable attorneys’ fees and disbursements and court costs (including those incurred in connection with any appeal) (the foregoing costs and expenses being referred to herein as “Expenses”). The Borrower shall protect, defend, indemnify and save harmless the Lender and any of its affiliates and their respective officers, directors, members, partners, stockholders, controlling persons and employees (each an “Indemnitee”), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against any Indemnitee by reason of or in connection with the extension of credit by the Lender pursuant to this Note or any of the terms thereof. The obligations and liabilities of the Borrower under the foregoing sentence shall survive any termination, satisfaction, or assignment of this Note or the indebtedness covered hereunder.
13.    Certain Waivers. The Borrower hereby waives presentment, demand, protest, notice of acceptance, notice of dishonor, notice of protest and all other notices of any kind should any indebtedness represented by this Note be collected at law or in equity or in the case of the Lender bankruptcy or other proceedings after demand therefore has been made, or should this Note be placed in the hands of attorneys for collection after default.
14.    WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY CLAIM RELATING THERETO.
15.    Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the party to whom such notice is addressed at the address set forth below such party’s signature or at such other address as may be specified by such party from time to time.

16.    Governing Law; Jurisdiction. This Note and the legality, validity and performance of the terms hereof is made in accordance with and shall be construed under the laws of the State of New York, without regard to the conflicts of law principles thereof that would result in the application of any law other than the law of the State of New York. Each of the Lender and the Borrower hereby (a) submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Note, (b) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (c) agrees that venue therein is proper and convenient.
BORROWER:

Voltari Corporation

By:  /s/ Kenneth Goldmann
    Name:    Kenneth Goldmann
    Title:    Chief Administrative and             Accounting Officer
    Address:     767 Fifth Avenue, 47th Floor             New York, New York 10153

ACCEPTED AND AGREED
AS OF THE DATE FIRST
WRITTEN ABOVE:
LENDER:

Koala Holding LP
By: Koala Holding GP Corp., its general partner

By:    /s/ Keith Cozza
    Name:     Keith Cozza
    Title:    Secretary and Treasurer
    Address:    767 Fifth Avenue, Suite 4700
New York, New York 10153

REVOLVING NOTE, DATED MARCH 29, 2017, EVIDENCING A REVOLVING LOAN FACILITY OF $30,000,000.00 FROM KOALA HOLDING LP TO VOLTARI CORPORATION DUE DECEMBER 31, 2020

Schedule 1

Date of Borrowing/ Repayment	Amount of Borrowing/ Repayment	Aggregate Amount of Borrowings Outstanding after Borrowing/ Repayment	Current Commitment Available (including any Increased Commitment)	Lender’s Initials	Borrower’s Initials

62732993 v1

1